Exhibit 13(b)

EX-99-906CERT

Certification pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Ellen M. Needham, President and I, Bruce S. Rosenberg, Treasurer of SSGA Funds (the “Trust”), each certify, to the best of my knowledge and belief, that:

1.	This Form N-CSR filing of the Trust for the period ended August 31, 2018 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

By:      /s/ Ellen M. Needham

  Ellen M. Needham

  President (Principal Executive Officer)

Date:   November 1, 2018

By:      /s/ Bruce S. Rosenberg

  Bruce S. Rosenberg

  Treasurer (Principal Financial and Accounting Officer)

Date:   November 1, 2018